                             [LETTERHEAD OF DPRC]

                                                                   EXHIBIT 10.13

August 1, 1996


Ms. Mary Ellen Weaver
Chief Executive Officer
Data Processing Resources Corporation
4400 MacArthur Blvd., #610
Newport Beach, CA 92660

     re: Amendment to Employment Agreement

Dear Mary Ellen:

This letter is intended to confirm our understanding and agreement with respect to the amendment to the Employment Agreement dated August 1, 1995 (the "Employment Agreement"), by and between you and Data Processing Resources Corporation.

As agreed, Section 1 to Exhibit A of the Employment Agreement is hereby amended effective August 5, 1996, to reduce the Base Salary from $225,000 per year to $125,000 per year; provided, however, that solely for the purpose of calculating the Bonus under Section 6 of Exhibit A, as set forth on Schedule 1 to Exhibit A, the Base Salary shall be deemed to be $225,000 per year. All other provisions of the Employment Agreement, including a target bonus of $225,000, shall remain unchanged.

In accordance with Section 12.4 of the Employment Agreement, please confirm your consent and agreement to the foregoing amendment by executing and returning a copy of this letter to us at your earliest convenience.

Very truly yours,


/s/ MICHAEL A. PIRAINO
Michael A. Piraino
Senior Vice President
and Chief Financial Officer


Agreed as of August 1, 1996:



By: /s/ MARY ELLEN WEAVER
    ---------------------
    Mary Ellen Weaver
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                       ADDENDUM TO EMPLOYMENT AGREEMENT
                             DATED AUGUST 1, 1995,
             BY AND BETWEEN DATA PROCESSING RESOURCES CORPORATION
                             AND MARY ELLEN WEAVER



INCENTIVE COMPENSATION PLAN:

Employee will be eligible for an incentive bonus payment upon achievement of profitable growth of the Company within those guidelines and goals established by the Company's Board of Directors. These goals will be defined as the Consensus Estimate of Wall Street Analysts ("target"). In this respect the incentive payment schedule could be as follows:

                Maximum payout            100% of base salary
                Target payout             60% of base salary
                Threshold payout          33% of base salary

Bonuses payable, if any, with respect to a bonus year will be paid no later than seventy-five (75) days after the end of such bonus year.

Eligibility for payment is contingent upon employment in good standing as of the date of the normally scheduled bonus payment.

All other terms and conditions remain unchanged.


AGREED AND ACCEPTED:

/s/ MARY ELLEN WEAVER                     /s/ MICHAEL A. PIRAINO
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Mary Ellen Weaver, CEO                    Michael A. Piraino
                                          CFO, Senior Vice President Finance
                                          and Administration

          9-2-97                                     9-2-97
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          (date)                                     (date)